                                                                    EXHIBIT 12.1
                  PRIME GROUP REALTY TRUST AND THE PREDECESSOR
             STATEMENTS REGARDING COMPUTATION OF RATIOS OF EARNINGS
           TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS
                             (Dollars in Thousands)
                                             PRIME GROUP REALTY
                                             TRUST - HISTORICAL                          PREDECESSOR - HISTORICAL
                                       ----------------------------   -------------------------------------------------------------
                                                                      PERIOD FROM
                                                       PERIOD FROM    JANUARY 1,
                                                       NOVEMBER 17,       1997
                                           YEAR ENDED  1997 THROUGH      THROUGH                  YEAR ENDED DECEMBER 31,
                                          DECEMBER 31, DECEMBER 31,   NOVEMBER 16,    ---------------------------------------------
                                             1998          1997            1997            1996            1995            1994
                                          -------------------------   -------------------------------------------------------------
Earnings
  Income (loss) before preferred share
    distributions and minority interest
    per the consolidated/combined
    financial statements...............   $    30,866   $     1,427   $   (29,050)    $   (31,417)    $   (29,576)    $    (22,062)
  Interest expense.....................        30,901         1,680        34,417          37,217          36,234           33,387
  Amortization of debt issuance costs           1,230           140           630             594           1,148              714
                                          =========================   =============================================================
  Earnings.............................   $    62,997   $     3,247   $     5,997     $     6,394     $     7,806     $     12,039
                                          =========================   =============================================================

  Fixed Charges
  Interest expense.....................   $    30,901   $     1,680   $    34,417     $    37,217     $    36,234     $     33,387
  Capitalization of interest expense...         2,498            --            --              --              --               --
  Amortization of debt issuance costs..         1,230           140           630             594           1,148              714
  Preferred share distributions........         7,971           345            --              --              --               --
                                          =========================   =============================================================
  Total fixed charges..................   $    42,600   $     2,165   $    35,047     $    37,811     $    37,382     $     34,101
                                          =========================   =============================================================
  Ratio of earnings to combined fixed
    charges and preferred share
    distributions......................          1.48          1.50            --              --              --               --
                                          =========================   =============================================================
  Excess (deficit) of earnings to
   combined fixed charges and
   preferred share distributions.......   $    20,397   $     1,082   $   (29,050)    $   (31,417)    $   (29,576)    $    (22,062)
                                          =========================   =============================================================
  Funds from Operations
  Funds from operations................   $    46,762   $     3,619   $   (14,461)    $   (17,367)    $   (12,733)    $    (12,930)
  Interest expense.....................        30,901         1,680        34,417          37,217          36,234           33,387
  Amortization of debt issuance costs..         1,230           140           630             594           1,148              714
  Preferred share distributions........         7,971           345            --              --              --               --
                                          =========================   =============================================================
  Adjusted funds from operations.......   $    86,864   $     5,784   $    20,586     $    20,444     $    24,649     $     21,171
                                          =========================   =============================================================

  Fixed Charges
  Interest expense.....................   $    30,901   $     1,680   $    34,417     $    37,217     $    36,234     $     33,387
  Capitalization of interest expense...         2,498            --            --              --              --               --
  Amortization of debt issuance costs..         1,230           140           630             594           1,148              714
  Preferred share distributions........         7,971           345            --              --              --               --
                                          =========================   =============================================================
  Total fixed charges..................   $    42,600   $     2,165   $    35,047     $    37,811     $    37,382     $     34,101
                                          =========================   =============================================================
  Ratio of funds from operations to
   combined fixed charges and
   preferred share distributions.......          2.04          2.67            --              --              --              --
                                          =========================   =============================================================
  Excess (deficit) of funds from
   operations to combined fixed
   charges and preferred share
   distributions.......................   $    44,264   $     3,619    $  (14,461)    $   (17,367)    $   (12,733)  $    (12,930)
                                          =========================   =============================================================

                                      F-32